Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Cumulus Media Inc.:
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-68487, 333-58969, 333-62538, 333-62542, 333-104542, 333-118047 and 333-156436), Form S-3 (Nos. 333-94323 and 333-83980) and Form S-4 (Nos. 333-90990 and 333-113337) of Cumulus Media Inc. of our report dated March 3, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 3, 2010